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                                                                  EXHIBIT 10.55

                               AMENDMENT NO. 4
                                      TO
                    VASTAR RESOURCES, INC. SAVINGS PLAN II
                          __________________________


Pursuant to the power of amendment reserved therein, the Vastar Resources, Inc. Savings Plan II (the "Plan") is hereby amended effective as of July 1, 1997:


Paragraph 8.1 of the Plan is amended to read as follows:

"8.1 Termination of Employment
     (a) If a Member's membership in the Plan is terminated due to disability, termination of employment for any other reason except death, or as the result of a sale described in Subparagraphs 2.3(b) or (c), the Member shall receive all items in the Member's Account. Each Member shall be fully vested at all times in all items in the Member's Account, whether the same be derived from Member's Contributions, Company contributions, or earnings thereon.

     (b) Upon the election of the Member who has terminated employment, all items in a Member's Account shall be distributed to the Member. With respect to a Member who does not request a distribution:

          (i) Notwithstanding anything to the contrary in this Paragraph 8.1 and subject to the provisions of Paragraph 8.7, a Member's Account shall be distributed the later of age 65, or 12 months following termination of membership under Subparagraph 8.1(a);

          (ii) In the case of the Member's death prior to final distribution, the Member's Account shall be distributed in accordance with Paragraph 8.2 of the Plan; and

          (iii) No loans or partial withdrawals may be taken following termination of employment or disability.

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     (c)  Notwithstanding anything to the contrary in this Paragraph 8.1, all items in the Account of a Member who has terminated employment, and whose Account balance is $3,500 or less, shall be distributed 12 months following the Member's termination of membership, unless the Member elects an earlier distribution date.

     (d) Notwithstanding anything in the Plan to the contrary, when a Member elects to receive all items in the Member's Account and, in conjunction therewith, directs that items in his or her Account be converted pursuant to Paragraph 6.4 or 6.5, the conversion shall be transacted on the first transaction date under the Plan following the Administrator's receipt of a request for distribution."



Executed this 30th day of December, 1997.


ATTEST                                    VASTAR RESOURCES, INC.



BY: /s/ JONATHAN D. EDELFELT                  By: /s/ JEFFREY M. BENDER
    -------------------------                    ---------------------
    JONATHAN D. EDELFELT                         JEFFREY M. BENDER
    Associate Secretary                          Vice President
                                                 Human Resources

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